Exhibit 10.18

(Chung Mei Property Agency Ltd.)
C-036817

Good Loyalty Property Agency

Preliminary Tenancy Agreement	No. 0003

AN AGREEMENT mad this _____________ Between the first party SAM CHEONG STOVE PARTS CO. LTD (holder of Hong Kong Identity Card No. / Business Registration No _______________ ) of ______________ the second party and SURGE COMPONENTS, LTD. (holder of Hong Kong Identity Card No. / Business Registration No _______________ ) of ______________ the third party and GOOD LOYALTY PROPERTY AGENCY (holder of Business Registration No. S1516953) of _________________________ (hereinafter called “the Agent”).

WHEREAS:-

1.	The Landlord is the owner of the premises situated at Workshop H on 14th floor including the corresponding part of roof there of high win factory building no. 07 hoi yaeri koto.

(hereinafter called the said Premises)

2.	The Landlord has appointed the Agent as his agent for the purpose of letting the said Premises.

3.	The Tenant has agreed to take up the tenancy of the sold premises through the Agent.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.	The Landlord and the Tenant have agreed to enter into the formal tenancy agreement within __________ days from 6/6/2010 the date hereof.

2.	The term of Tenancy shall be ___________commencing from 6/6/2010.

3.	The said premises shall be used for ___________ purpose.

4.	The Rent for the said Premises shall be HK$12,630 inclusive/charge, management fee, rates and government rent.

5.	Rental deposit shall be HK$25,260.

6.	Part of Rental Deposit HK$12,630 shall be paid by the Tenant to the Landlord as initial deposit upon signing this Agreement.

7.	Upon signing of the formal tenancy agreement the Tenant shall pay to the Landlord:-.

a)	The balance of rental deposit HK$126,307 b)The Rent for the first month HK$12,6302.

c)	Air conditioning.

8.	a) Rent fees period from7/6/2010 to 16/6/2010.

9.
In consideration of the services rendered by the Agent, the Agent shall after Formal Territory agreement be entitled to receive HK$6,315 from the Landlord and HK$6,315 from the Tenant as commission. Such commission shall be paid no later than 6/6/2010.

10.
Should the Tenant fail to complete the deal in the manner herein contained the initial deposit paid hereunder shall be forfeited and the Landlord shall then be entitled at his absolute discretion to let the said premises to anyone he thinks fit, and the Landlord shall not sue the Tenant for any liabilities and/or damages or to enforce specific performance.

11.
Should the Landlord fail to let the said premises to the Tenant in the manner herein contained the Landlord shall compensate the Tenant with a sum equivalent to the amount of the initial deposit together with the refund of initial deposit paid her under, and the Tenant shall not take any further action to claim for damages or to enforce specific performance.

12.	If for any reasons either the Landlord or the Tenant fail to complete the deal in the manner herein contained, the defaulting party shall compensate at once the Agent HK$12,630 as liquidated damage.

13.
Should the Landlord and the Tenant after signing that agreement both agree to cancel this agreement without the consent of the Agent they will jointly and separately become the defaulting parties of this agreement and will still be liable for the payment of their own commission mentioned herein before.

14.
The Landlord and the Tenant agree to appoint Messrs ____________ as their solicitors. The costs incidental to the preparation and execution of formal agreement including solicitors fees and stamp duties etc. shall be borne equality be the Landlord and the Tenant. The Landlord and the Tenant agree that they shall separately appoint their own solicitors. The Landlord shall be represented by Messrs ____________ whereas the Tenant shall be represented by Messrs ____________  Each party shall pay his own legal costs. The stamp duty shall be borne equally by the Landlord and the Tenant.

15.	It is hereby declared that this Tenancy Agreement hereof shall include the chattels, furniture and fitting as set out in the Schedule attached hereto.

16.	Remark 1. Illegible 2. Illegible 3. Illegible

17.	This agreement supersedes all prior negotiations, representation, understanding and agreements of the parties hereto.

AS WITNESS the hands of the parties hereto the day and year first before written.

Landlord	Tenant	For and on behalf the agent

RECEIVED the above mentioned sum Hong Kong Dollars being the initial deposit hereinbefore mentioned HK$_____

Cash/Check no.

Bank

Date
Landlord